UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 18, 2018

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Scottsdale, Arizona  85251

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (623) 300-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2018, the Board of Directors (the “Board”) of Benchmark Electronics, Inc. (the “Company”) elected Ms. Merilee Raines as a member of the Board.  The Board also appointed Ms. Raines to serve on the audit committee.  The full Board is now comprised of nine members.

Ms. Raines, age 62, served as Chief Financial Officer of IDEXX Laboratories, Inc. from October 2003 until her retirement in May 2013.  Ms. Raines also served as Executive Vice President of IDEXX from July 2012 until her retirement in May 2013.  Over her 28 year career with IDEXX, Ms. Raines held several management positions, including Corporate Vice President of Finance, Vice President and Treasurer of Finance, Director of Finance, and Controller.  IDEXX Laboratories develops, manufactures and distributes diagnostic and information technology based products and services for companion animal, livestock, poultry, water quality and food safety, and human point-of-care diagnostics.

Ms. Raines has served as a member of the Board of Watts Water Technologies since 2011, a global manufacturer of products & systems that control, conserve and improve the quality of water in the residential and commercial markets.  Since 2014, she has also served as a member of the Board of Aratana Therapeutics, a biopharmaceutical company focused on licensing, developing and commercializing of products for the pet companion market.

An independent search consultant retained by the Board identified Ms. Raines as a possible candidate for the Board, and the Board’s Nominating/Governance Committee, comprised entirely of independent members of the Board, recommended her to the full Board for consideration.  The Board has determined that Ms. Raines does not have any interest requiring disclosure under Item 404(a) of Regulation S-K and satisfies (i) the independence standards promulgated by the New York Stock Exchange and applicable regulations under the Securities Exchange Act of 1934, as amended, (ii) the “non-employee director” standards set forth in such regulations, and (iii) the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable regulations.

For her service as a member of the Board, Ms. Raines will receive the same compensation as other non-employee directors under the Company’s current non-employee director compensation program described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 30, 2018.  During 2018, our non-employee directors will receive: (a) an annual retainer of $60,000, (b) $1,000 for each Board or committee meeting attended and (c) an annual restricted stock unit (“RSU”) with a grant-date fair market value of $150,000.  Ms. Raines’s annual retainer and RSU will be prorated from the date she began serving on the Board, and the RSU is scheduled to vest in equal quarterly installments over a one-year period following the date of grant.

Item 8.01.   Other Events.

On May 21, 2018, the Company issued a press release relating to the matters described under Item 5.02.  The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01.   Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit 99.1     Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 22, 2018	By: /s/ Roop K. Lakkaraju
Roop K. Lakkaraju
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release